EXHIBIT 10.7

COLD FLOW ENERGY ULC

PROMISSORY NOTE

Principal Amount; $1,600,000.00	Date: March 2, 2007

FOR VALUE RECEIVED, the undersigned, Cold Flow Energy ULC (the "Borrower"), PROMISES TO PAY to or to the order of 1304146 Alberta Ltd. (the "Lender"), at the offices of the agent of the Lender, Burstall Winger LLP at Suite 1600, Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1 Attention: Keith Templeton, the principal amount of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000.00) in lawful money of Canada.

The Borrower shall pay no interest on the principal amount.

The aggregate principal amount of this Note shall become due and payable by the Borrower to the Lender on December 31, 2007.

The Borrower shall make commercially reasonable efforts to prepay the whole or any portion of the principal amount of this Note from time to time remaining unpaid and outstanding.

The Borrower and all endorsers of this Note waive presentment for payment and notice of non-payment and agree and consent to all extensions or renewals of this Note without notice.

Neither the Borrower nor the Lender may assign its rights or obligations hereunder without the prior written consent of the other. This Note shall enure to the benefit of the Lender and its respective successors and permitted assigns and shall be binding upon the Borrower and its respective successors and assigns.

This Note shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the Borrower has executed this Note.

COLD FLOW ENERGY ULC

Per: /s/ David Perez
Name: David Perez
Title: CEO & Chairman